================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 RES-CARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 RES-CARE, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 13, 1997

         The Annual Meeting of Shareholders of Res-Care, Inc. (the "Company") will be held in the Grand Ballroom East of the Seelbach Hotel, 500 4th Avenue, Louisville, Kentucky 40202, at 11:00 a.m. (EDT), on Tuesday, May 13, 1997, for the following purposes:

         1. To elect six directors for a term of one year and until their respective successors are elected and qualified;

         2. To amend the Company's Articles of Incorporation to increase the Company's authorized Common Stock to 40,000,000 shares of Common Stock.

         3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

         3. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 17, 1997 as the record date for determining shareholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment or adjournments thereof.

         The Board of Directors appreciates and welcomes shareholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and dating the enclosed proxy and returning it promptly to the Company in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

                                             By Order of the Board of Directors,

                                             SPIRO B. MITSOS
                                             Secretary

April 22, 1997

                                 RES-CARE, INC.
                            10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223

                                ---------------

                                PROXY STATEMENT

                                ---------------

                      1997 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

       This Proxy Statement is furnished to shareholders of Res-Care, Inc., a Kentucky corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. (EDT) on May 13, 1997 in the Grand Ballroom East of the Seelbach Hotel, 500 4th Avenue, Louisville, Kentucky 40202, and any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the accompanying form of proxy and the Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996 are first being sent to shareholders of the Company on or about April 22, 1997.

       The record date for shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 17, 1997 (the "Record Date"). On the Record Date, there were issued and outstanding 10,058,703 shares of the Company's common stock, no par value (the "Common Stock"). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name, other than the election of directors. In connection with the election of directors, each holder of shares is entitled to cumulative voting; that is, the holder is entitled to vote the number of shares the owner owns multiplied by the number of members of the Board of Directors, six, and the holder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates. Presence in person or by proxy of holders of 5,029,352 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including the ratification of the selection of KPMG Peat Marwick LLP as independent auditors for the current fiscal year.

       A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented will be voted FOR (i) the election of the persons nominated herein as directors, (ii) the amendment to the Company's Articles of Incorporation to increase the Company's authorized Common Stock to 40,000,000 shares of Common Stock, and (iii) the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year, and at the discretion of the persons who are named in the accompanying form of proxy with respect to such other matters as may properly come before the Annual Meeting.

       Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the shareholder may interpret such action differently. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

       Each proxy granted may be revoked by the person granting it at any time
(i) by giving written notice to such effect to the Secretary of the Company,
(ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

OWNERSHIP OF EQUITY SECURITIES

       The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares of Common Stock beneficially owned. All shares, options and share prices in this proxy statement have been adjusted to reflect the 3-for-2 stock split effected on June 4, 1996.

                                                                              NUMBER OF
                                                                                SHARES
                                                                             BENEFICIALLY
NAME AND ADDRESS                                                                OWNED            PERCENT OF TOTAL
----------------                                                             ------------        ----------------
James R. Fornear                                                              1,724,932  (1)            17.1
         4331 U.S. 60 East, Marion, KY  42064
Margaret H. Fornear                                                           1,354,106  (1)            13.5
         4331 U.S. 60 East, Marion, KY  42064
Ronald G. Geary                                                                 868,329  (2)             8.4
         10140 Linn Station Road, Louisville, Ky   40223
Spiro B. Mitsos, Ph.D.                                                          388,170  (3)             3.8
E. Halsey Sandford                                                              272,050  (4)             2.6
Seymour L. Bryson, Ph.D.                                                         12,375  (5)             *
W. Bruce Lunsford                                                                21,750  (6)             *
Jeffrey M. Cross                                                                 22,150  (7)             *
All directors and executive officers as a group (7 persons)                   3,309,756  (8)            33.6

------------

*    Indicates less than 1% of outstanding Common Stock.

(1) As husband and wife, James R. Fornear and Margaret H. Fornear each may be deemed to be the beneficial owner of the shares of Common Stock owned by the other pursuant to the applicable rules of the Securities and Exchange Commission. Such beneficial ownership is disclaimed by each of Mr. Fornear and Mrs. Fornear. Does not include shares owned by Mr. and Mrs. Fornear's adult children.

(2) Includes 300,297 shares subject to options that are presently exercisable, 750 shares held by a family member and 1,232 shares held as of September 30, 1996 for the benefit of Mr. Geary by the Retirement Savings Plan over which Mr. Geary has no voting power but does have investment power.

(3) Represents shares owned jointly by Dr. and Mrs. Mitsos with respect to which each have shared voting and investment power.

(4) Includes 226,350 shares subject to options that are presently exercisable. Does not include 68,000 shares held in trust for the benefit of Mrs. Sandford and their children for which Mrs. Sandford is trustee and over which Mr. Sandford has no voting or investment power and in which he disclaims beneficial ownership.

(5)  Includes 6,750 shares subject to options that are presently exercisable.

(6)  Includes 6,750 shares subject to options that are presently exercisable.

(7) Represents shares owned jointly by Mr. Cross and Mrs. Cross with respect to which each has shared voting and investment power. Includes 21,550 shares subject to options that are presently exercisable.

(8)  Includes 561,697 shares subject to options that are presently exercisable.

                             ELECTION OF DIRECTORS

                           (ITEM 1 ON THE PROXY CARD)

NOMINEES

         At the Annual Meeting, six persons will be elected to the Board of Directors to serve until the next annual meeting and until their respective successors are elected and qualified. The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the six persons named in the following table to the Board of Directors. In the event that any of such persons is unable to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power to vote for a substitute and will have discretionary power to vote or withhold their vote for any additional nominees named by shareholders. There are no circumstances presently known to the Board of Directors which would render any of the following persons unavailable to continue to serve as a director, if elected.

                                        DIRECTOR OR

      NAME                     AGE     OFFICER SINCE                        PRINCIPAL OCCUPATION
-------------------------      ---     -------------  -----------------------------------------------------------------
James R. Fornear                66          1974      Chairman of the Board of the Company
Ronald G. Geary                 49          1990      President and Chief Executive Officer of the Company
E. Halsey Sandford              64          1984      Executive Vice President of the Company
Spiro B. Mitsos                 66          1974      Practicing Psychologist
Seymour L. Bryson               59          1989      Executive Assistant to Chancellor, Southern Illinois University at
                                                      Carbondale
W. Bruce Lunsford               49          1992      Chairman of the Board, President and Chief Executive Officer of
                                                      Vencor, Inc.

         The business experience of each of the foregoing persons, during the past five years, is as follows:

         James R. Fornear, the founder of the Company, has served as Chairman of the Board of the Company since 1984. Mr. Fornear was the President of the Company from 1974 to 1990 and Chief Executive Officer of the Company from 1989 to 1993.

         Ronald G. Geary, an attorney and certified public accountant, has served as a director and President of the Company since 1990 and as Chief Executive Officer since 1993. Prior to being named Chief Executive Officer, Mr. Geary was Chief Operating Officer of the Company from 1990 to 1993.

         E. Halsey Sandford has been a director of the Company since 1984 and has been Executive Vice President responsible for development for the Company's Division for Persons with Disabilities since 1992. From 1965 to 1992, Mr. Sandford was in charge of corporate finance for J.J.B. Hilliard, W.L. Lyons, Inc., a New York Stock Exchange member firm based in Louisville, Kentucky engaged in the investments and stock brokerage business, and from 1972 to 1992 served as a director and Senior Vice President of that company.

         Spiro B. Mitsos, Ph.D., a psychologist, has been Secretary and Treasurer of the Company since 1984 and a director of the Company since 1974. Dr. Mitsos is employed by the Company and provides psychological consultation services to facilities operated by the Company. Dr. Mitsos has served as an adjunct faculty member at Southern Illinois University, the University of Kentucky and the University of Evansville.

         Seymour L. Bryson, Ph.D., has served as a director of the Company since 1989. Since 1984, Dr. Bryson has held several positions with Southern Illinois University at Carbondale, including professor in the University's Rehabilitation Institute, Dean of the College of Human Resources, Special Assistant to the Chancellor, Executive Assistant to the President and Executive Assistant to the Chancellor.

         W. Bruce Lunsford, an attorney and certified public accountant, has served as a director of the Company since 1992 and has served as Chairman of the Board, President and Chief Executive Officer of Vencor, Inc., a diversified healthcare provider primarily focusing on the needs of the elderly, since 1985. Mr. Lunsford is a director of National City Corporation, a bank holding company, and Churchill Downs, Incorporated.

         Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

         During 1996, there were five meetings of the Board of Directors. During this period, each director attended at least 80% of all meetings of the Board of Directors and all of the meetings of the committees on which he served during the year.

EXECUTIVE OFFICERS OF THE COMPANY

         In addition to Messrs. Fornear, Geary and Sandford, Jeffrey M. Cross is an executive officer of the Company. Mr. Cross, age 43, has been employed by the Company since 1984 with the exception of the period between 1987 and 1989. He has served in various administrative positions in the Company's Division for Persons with Disabilities. In 1991, he was named vice president for operations in Kentucky and Indiana and was named Executive Vice President of Operations, Division for Persons with Disabilities effective January 1, 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors has an Executive Committee, an Audit Committee, and an Executive Compensation Committee. The members of each committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the Annual Meeting of Shareholders and until their respective successors are elected and qualified.

         Executive Committee. The Executive Committee is comprised of the Chairman of the Board, the Chief Executive Officer and one member of the Board of Directors of the Company. The Executive Committee's primary responsibility is to act as an interim board on business matters normally brought before the Board of Directors. The Executive Committee is responsible for developing and monitoring the long-range plans of the Company, ascertaining the types and frequency of reports required by the Board, reviewing all expansion plans for recommendation to the Board of Directors, assisting in monitoring relationships with financial institutions and reviewing performance evaluations, salary increases and bonuses for key staff members. Messrs. Fornear, Geary and Sandford serve as members of the Executive Committee. During 1996, there were five meetings of the Executive Committee.

         Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit with the independent auditors, (ii) reviewing the Company's financial condition and results of operations with management and the independent auditors, (iii) considering the adequacy of the internal accounting and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee also reviews, at least once each year, the terms of all material transactions and arrangements between the Company and its affiliates. Messrs. Sandford, Bryson and Lunsford serve as members of the Audit Committee. Three meetings of the Committee were held during 1996.

         Executive Compensation Committee. The Executive Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers. Mr. Bryson and Mr. Lunsford, nonemployee directors of the Company, serve as members of the Executive Compensation Committee and are "disinterested directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934). Two meetings of the Committee were held during 1996.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports Mr. Mitsos filed one Report on Form 4 one day late.

REPORT ON EXECUTIVE COMPENSATION

         Compensation for 1996 for Mr. Sandford was determined in accordance with his individually negotiated employment agreement which was entered into in April 1992, prior to the establishment of the Executive Compensation Committee, and amended as of March 1, 1996 to reduce his time commitment to 32 hours a week and reduce his salary to $100,000 to reflect the reduced time commitment. The Committee believes Mr. Sandford's compensation continues to reflect his performance with the Company.

         Mr. Geary's compensation for 1996 was determined in accordance with his individually negotiated employment agreement entered into in September 1995 after the Committee reviewed salary studies which indicated that Mr. Geary's compensation should be increased and that he should be granted options based on comparisons with similar sized companies. Mr. Geary's bonuses under the agreement are based on Company performance criteria to be mutually determined between Mr. Geary and the Committee prior to January 1 for the upcoming year. For 1996, Mr. Geary was awarded, in lieu of a cash bonus, options to purchase 15, 000 shares of Common Stock based on achieving performance goals that would have generated a bonus of $75,000 or 25% of his base salary.

         The Committee believes that Mr. Fornear's current salary continues to reflect fairly his contributions to the Company. The Committee also concluded that it was not necessary to provide performance-based incentive compensation to Mr. Fornear as his substantial ownership of Common Stock already closely aligns his interests with those of the Company's shareholders.

         Compensation for Jeffrey M. Cross was increased from $91,875 in 1995 to $114,115 in 1996 to reflect his performance. This increase was within the range of compensation increases given to other management personnel in the Company. Mr. Cross also participates in the Company's Compensation/Bonus Evaluation Plan which provides bonuses to management personnel based upon their individual and division performance as well as the performance of the Company as a whole. In light of his considerable contribution and value to the operations of the Company and as an inducement to remain in the employ of the Company, the Company entered into an employment agreement with Mr. Cross effective January 1, 1997. Under the agreement, Mr. Cross' base salary will be $150,000 annually subject to adjustment for inflation and he will be eligible to receive options for 25,000 shares of the Company's Common Stock in February of each year of his Agreement as well as an annual bonus up to 25% of his base salary as adjusted.

         Because the Committee does not contemplate that any compensation paid to the Company's executive officers will be subject to the $1 million limitation on deductions imposed by Section 162(m) of the Internal Revenue Code, the Committee has not adopted any policies with respect to limiting executive compensation to amounts that are deductible.

                                              EXECUTIVE COMPENSATION COMMITTEE

                                              Seymour L. Bryson
                                              W. Bruce Lunsford

EXECUTIVE COMPENSATION

       Summary of Compensation in 1996

       The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the executive officers of the Company during the year ended December 31, 1996.

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                      ANNUAL COMPENSATION              AWARDS
   NAME AND PRINCIPAL POSITION                                                 SECURITIES UNDERLYING        ALL OTHER
     AS OF DECEMBER 31, 1996           YEAR         SALARY        BONUS(1)        OPTIONS/SARS (2)       COMPENSATION (3)
-------------------------------------  ----         ------        --------       -----------------      ----------------
James R. Fornear                       1996        $123,953        $     0                 0                $     0
  Chairman of the Board                1995         123,953              0                 0                      0
                                       1994         130,685              0                 0                      0

Ronald G. Geary                        1996         308,921              0           127,797                 16,965
  President and Chief                  1995         264,889         48,538            97,500                 11,878
  Executive Officer                    1994         220,074         44,126                 0                 13,237

E. Halsey Sandford                     1996         108,553              0             1,350                  9,772
  Executive Vice President -           1995         111,987          7,807                 0                  8,314
  Development                          1994         105,631          5,918                 0                  6,326

Jeffrey M. Cross                       1996         114,891              0            13,750                 10,204
  Executive Vice President -           1995          95,187          6,090             6,000                  6,498
  Operations for Persons               1994          87,971          6,020             7,500                  5,144
  w/Disabilities

----------------

(1) Bonuses paid to Mr. Geary are pursuant to his employment agreement with the Company. Bonuses paid to Mr. Sandford and Mr. Cross are pursuant to the Company's Compensation/Evaluation Bonus Plan. For 1996, bonuses earned were converted to special options granted under the Company's 1991 Incentive Stock Option Plan.

(2) Options for 1994 and 1995 have been adjusted to reflect the 3-for-2 stock split effective June 4, 1996.

(3) All Other Compensation represents amounts contributed by the Company on behalf of Messrs. Geary, Sandford and Cross to the Res-Care, Inc. Money Purchase Pension Plan in 1994 and the Company's contributions, as described below, to the Retirement Savings Plan and to the 401(K) Restoration Plan in 1995 and 1996.

     Under the Company's Retirement Savings Plan, the Company made a "core" contribution on behalf of each participant equal to 3% of eligible salary plus an additional 3% of salary in excess of $40,000. In addition, the Company matched one half of a participant's salary redirection in the Retirement Savings Plan up to 4% of the participant's redirected salary.

     The Company has also established the 401(K) Restoration Plan to permit certain members of management to defer compensation pre-tax and to permit the Company to contribute on behalf of such employees without the restrictions imposed by the Internal Revenue Code on the tax-qualified Retirement Savings Plan. The Company's matching contribution on behalf of each participant is equal to 1) 3% of the lesser of $23,500 or the amount by which the compensation exceeds $16,500 plus 2) the excess of (i) the amount the Company would match in the Retirement Savings Plan if the participant's contribution to the Retirement Savings Plan equaled his contribution to the Restoration Plan plus the actual contributions to the Retirement Savings Plan over (ii) the Company's actual matching contribution to the Retirement Savings Plan on behalf of the participant.

1996 Stock Option Grants

   The following table provides information on stock options granted to executive officers of the Company during the year ending December 31, 1996:

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                                                                                   STOCK PRICE
                                                                                                APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                           OPTION TERM (3)
-------------------------------------------------------------------------------------      -------------------------
                              NUMBER OF
                             SECURITIES
                             UNDERLYING      % OF TOTAL
                              OPTIONS/      OPTIONS/SARS     EXERCISE
                                SARS         GRANTED TO       OR BASE
                               GRANTED        EMPLOYEES        PRICE      EXPIRATION
           NAME                  (#)       IN FISCAL YEAR     ($/SH)         DATE            5% ($)           10% ($)
           ----                  ---       --------------     ------         ----            ------           -------
Ronald G. Geary (1)            112,797          28.8%       $15.25         11-5-2002        $585,417        $1,327,621
Jeffrey M. Cross (2)           12,000           3.1%        $10.17         2-21-2001        $33,720           $74,400

(1) The option for 112,797 shares was granted to Mr. Geary on November 5, 1996. Of the total shares subject to option, 6,557 shares are incentive stock options and 106,240 are non-qualified stock options.

(2) The options were granted to Mr. Cross on February 22, 1996 and are exercisable in increments of 20 percent each year for five years beginning on February 22, 1996. Of the total shares subject to option, 9,832 shares are incentive stock options and 2,168 shares are non-qualified stock options.

(3) The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the shares appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of Company Common Stock prices. No assurances can be given that the stock prices will appreciate at these rates or experience any appreciation at all.

        During the year ending December 31, 1996, Mr. Geary exercised options for 90,000 shares. The following table indicates the total number of exercisable and unexercisable stock options on December 31, 1996 held by the executive officers named in the Summary Compensation Table and the related value of such options based on the last sales price of the Common Stock on Nasdaq on December 31, 1996 of $17.50 per share.

                                           NUMBER OF UNEXERCISED OPTIONS           VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                                AT DECEMBER 31, 1996                          AT DECEMBER 31, 1996
                                     ----------------------------------------                 --------------------
NAME                                    EXERCISABLE           UNEXERCISABLE               EXERCISABLE       UNEXERCISABLE
----                                    -----------           -------------               -----------       -------------
James R. Fornear                           0  shares               0  shares                $         0        $        0
Ronald G. Geary                       97,500  shares         112,797  shares                  1,706,250         1,973,947
E. Halsey Sandford                   225,000  shares               0  shares                  3,937,500                 0
Jeffrey M. Cross                      13,800  shares          16,200  shares                    241,500           283,500

Employment Agreements

         Until October 26, 1995, Mr. Geary was employed by the Company pursuant to an employment agreement entered into on January 1, 1991. On October 26, 1995, the Company entered into a new employment agreement (the "1995 Agreement") with Mr. Geary for an initial five-year term commencing on September 15, 1995. Pursuant to the 1995 Agreement, Mr. Geary will receive a base salary of $300,000 plus an annual cost of living increase based on the increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers. For the year beginning January 1, 1996 and thereafter during the term of the agreement, Mr. Geary is eligible for an annual bonus equal to from 0% to 50% of his base salary based on performance criteria to be mutually agreed upon by Mr. Geary and the Compensation Committee of the Board on or before January 1 of each year. Under the 1995 Agreement, Mr. Geary was granted options to purchase 97,500 shares (adjusted for the 3-for-2 split) of Common Stock at a price of $16.00 per share which options were exercisable as of the date of the grant. In addition, the Company agreed to grant options to purchase 75,000 shares (adjusted for the 3-for-2 split) of Common Stock at the then fair market value on the last Thursday of February during each of the remaining years of the term of the agreement beginning with February, 1997. The Company also agreed to reimburse Mr. Geary for a portion of federal and state income taxes incurred as a result of Mr. Geary's exercise of unexercised options under the 1991 Agreement under a formula outlined in the 1995 Agreement. On November 5, 1996, the 1995 Agreement was amended to delete the Company's obligation to reimburse the taxes and in consideration thereof to grant Mr. Geary options to purchase 112,797 shares of Common Stock at the closing price on the date of the grant, or $15.25.

         In addition, under the 1995 Agreement, the Company provides to Mr. Geary maximum disability insurance coverage permitted under the Company's current benefit plan, equips an office in Mr. Geary's home and pays fees for personal tax and financial planning and for an annual physical. The 1995 Agreement also contains a clause which provides that in the event Mr. Geary's employment is terminated following a change in the control of the Company, Mr. Geary will be entitled to receive an amount equal to the unpaid balance of his full base salary through the effective termination date of the agreement plus an amount equal to his full base salary for two years.

         Mr. Sandford is employed by the Company pursuant to an employment agreement dated March 1, 1992 and first amended on April 27, 1992. Mr. Sandford's agreement provided for a base salary of $100,000 subject to increase on the first date of each year of the term in proportion to the increase in the Consumer Price Index "All Items" category. Under the agreement, Mr. Sandford was granted options on April 27, 1992 to purchase 149,985 shares of Common Stock at a price of $2.67 per share and options to purchase 75,015 shares of Common Stock at a price of $1.24 per share. All of the options are currently exercisable. The initial term of the agreement expired on February 29, 1996 and the agreement was amended as of March 1, 1996 ("the Second Amendment") and extended for an additional one-year term on substantially the same terms and conditions. The agreement automatically renewed effective March 1, 1997 for an additional one-year term. Under the Second Amendment Mr. Sandford's time commitment was reduced to 32 hours per week effective June 1, 1996, at which time his base salary as adjusted returned to $100,000, again subject to increase based on the CPI.

         On January 1, 1997, the Company entered into an employment agreement with Mr. Cross for an initial term of three years commencing on January 1, 1997. The agreement provides for an initial base salary of $150,000 subject to increase in proportion to the increase in the Consumer Price Index "All Items" category. Mr. Cross also participates in the Company's annual bonus plan and is eligible beginning January 1, 1997 to receive an annual bonus of up to 25% of his base salary, as adjusted. The agreement provides that Mr. Cross will be granted options to purchase 25,000 shares of Common Stock on the fourth Thursday of each February commencing in 1998 at the closing price of the stock on the grant date. Such options shall vest immediately on the grant date.

         Mr. Sandford and Mr. Cross participate in the Company's Compensation/Evaluation Bonus Plan. Bonuses awarded under the Compensation/Evaluation Bonus Plan are based upon the achievement of various individual, department, division and Company goals, including goals that relate to such matters as budgetary compliance, quality control compliance and divisional revenue growth. Bonuses are calculated on the basis of the percentage of goals met during the year. For 1996, the Company granted stock options in lieu of cash bonuses. Based on 1996 performance, Mr. Sandford received options for 1,350 shares and Mr. Cross received options for 1,750 shares in lieu of bonus under the Plan for the year.

         Mr. Geary's, Mr. Sandford's and Mr. Cross' employment agreements renew automatically for one-year periods after the expiration of their respective terms unless notice of termination is given by either the Company or the officer. In addition, each agreement may be terminated by the Company with or without cause at any time. In the event Mr. Sandford's agreement is terminated by the Company without cause, Mr. Sandford will be entitled to receive a lump sum severance payment in an amount equal to his base salary for a period of twelve months. In the event Mr. Cross' agreement is terminated without cause, Mr. Cross will be entitled to receive his full base salary for six months after the date of termination, unless such termination is after a change of control in which case he will be entitled to receive his full base salary for one year after termination. In the event Mr. Geary's agreement is terminated by the Company without cause, Mr. Geary will be entitled to continue to receive his full base salary for the balance of the term. Messrs. Geary, Sandford and Cross will also be entitled to receive a cash bonus prorated based on the number of full months that have elapsed from the immediately preceding January 1 until the date of termination, plus any earned but unpaid cash bonus from a prior period. In the event of a change in control, or a termination of employment for a reason other than for cause, the Company will be required to repurchase unexercised options vested with respect to Messrs. Sandford and Geary for a purchase price equal to the difference between the fair market value of the Common Stock on the date such event occurs and the stated option exercise price. In addition, if the change of control results from a tender offer or other exchange offer, the repurchase of vested options will be for a price equal to the difference between the exercise price and the final offer price. In the event that an officer's employment agreement is terminated by the Company for cause, the officer would not be entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary through such date. Upon termination of employment for any reason, Mr. Sandford will be prohibited from competing with the Company for a period of five years and Mr. Geary and Mr. Cross for a period of one year.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company receive no compensation for their services as directors. The Company's two nonemployee directors, Seymour
L. Bryson and W. Bruce Lunsford, receive an annual retainer of $6,000 plus $1,000 per Board meeting attended for their services as directors and $500 for each committee meeting not held in conjunction with a Board meeting. In addition, Mr. Bryson and Lunsford are entitled to participate in the Res-Care, Inc. 1993 Non-Employee Directors Stock Ownership Incentive Plan adopted by the Board of Directors on October 28, 1993. The Plan provided for the grant of an initial option of 3,000 shares to each non-employee director upon adoption of the plan, with a subsequent grant to each non-employee director of an option for 3,000 shares on the first business day of July of each year thereafter that the director serves on the Board.

PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return experienced by the Company's shareholders during the period from December 15, 1992, the date on which the Company's Registration Statement for its initial public offering became effective, through December 31, 1996, as compared to the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Health Services Index, an index which contained approximately 125 companies as of December 31, 1996. The Nasdaq Health Services Index is prepared for Nasdaq by the Center for Research in Security Prices (CRSP) at the University of Chicago using companies within Standard Industrial Classification code 80 (Health Care). The Company undertakes to provide to shareholders promptly upon request a list of all companies included within this Index. The graph assumes the investment of $100 on December 15, 1992 in the Company's Common Stock at the closing trading price on that date. Cumulative total shareholder return for a given period is measured by the dividends paid, assuming dividend reinvestment, and the change in the share price during that period; the sum of these two factors is then divided by the per share price at the beginning of that period. Because the Company has declared no dividends on its Common Stock since it became publicly traded, cumulative total shareholder return on the Company's Common Stock since December 15, 1992 is based on its trading price.

                                   12/15/92       12/31/92        12/31/93       12/31/94       12/31/95     12/31/96
                                   --------       --------        --------       --------       --------     --------
Res-Care                            100.00         106.52          139.13         143.48         145.65       228.16
NASDAQ Index                        100.00         101.81          116.87         114.24         161.43       198.71
NASDAQ Health                       100.00         100.49          115.94         124.46         159.03       158.13
Services Stock Index



              PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

                           (ITEM 2 ON THE PROXY CARD)

         The Board of Directors of the Company has adopted resolutions declaring advisable and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation that provides for the increase of the authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares. The text of the proposed amendment is included in the form of Articles of Amendment attached hereto as Exhibit A.

         The additional shares of Common Stock could be issued, in many cases without stockholder approval, for a variety of corporate purposes including the raising of additional capital to support expansion of the Company's growth and stock issuances in connection with the acquisition of other business organizations, employee incentive plans, stock splits and recapitalizations of the Company's capital structure. The Company from time to time reviews various acquisition prospects and periodically engages in discussions regarding possible acquisitions. Currently, the Company is not a party to any agreements or understandings regarding any material acquisitions that would require issuance of any shares authorized by the proposed amendment. In addition, acquisitions involving stock issuances above certain enumerated thresholds would require stockholder approval under applicable rules of the Nasdaq Stock Market and in some circumstances Kentucky law.

         The Board of Directors is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock that could make more difficult or discourage an attempt to obtain control of the Company by means of merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action will be in the best interest of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company. In addition, the additional shares of Common Stock as well as the shares of Preferred Stock currently authorized by the Company's Articles of Incorporation could be issued if the Board of Directors were to adopt a stockholder rights plan in order to protect stockholders in the event of an unsolicited attempt to acquire the Company which the Board of Directors does not believe to be in the best interests of the Company's stockholders. The Company has no present plans to adopt a stockholder rights plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE FROM 20,000,000 TO 40,000,000 SHARES THE AUTHORIZED COMMON STOCK.

                       SELECTION OF INDEPENDENT AUDITORS

                           (ITEM 3 ON THE PROXY CARD)

         The Board of Directors has selected, subject to ratification by the shareholders of the Company at the Annual Meeting, the firm of KPMG Peat Marwick LLP as the independent auditors for the Company to audit the Company's financial statements for its fiscal year ending December 31, 1997. KPMG Peat Marwick LLP has served as the independent auditors for the Company for all fiscal years beginning with the fiscal year ending December 31, 1989 and is, therefore, familiar with the affairs and financial procedures of the Company. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

              SHAREHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING

         A shareholder who desires to include a proposal in the proxy material relating to the 1998 Annual Meeting of Shareholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before December 12, 1997 for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to shareholder proposals required to be included in the Company's proxy statement.

                                 OTHER MATTERS

         The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

         The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward forms of proxy and proxy materials to their principals and the Company will reimburse them for their expenses.

         The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained therein. Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests for copies of any such materials should be directed to Ronald G. Geary, President and Chief Executive Officer, Res-Care, Inc., 10140 Linn Station Road, Louisville, Kentucky 40223.

                                          By Order of the Board of Directors

                                          SPIRO B. MITSOS
                                          Secretary

                                  -----------

         Please date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States.

                             ARTICLES OF AMENDMENT

                                       TO

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                       OF

                                 RES-CARE, INC.

         The undersigned, being the President and Chief Executive Officer of the Corporation, does hereby state as follows:

         1. The name of the Corporation is Res-Care, Inc.

         2. The amendment to the Amended and Restated Articles of Incorporation adopted by the Board of Directors and approved at a meeting of the shareholders is as follows:

         Articles IV, V and VI of the Amended and Restated Articles of Incorporation are hereby amended such that, as amended, said Articles IV, V and VI shall read in their entirety as follows:

                                   ARTICLE IV

                                Principal Office

                  The mailing address of the principal office of the Corporation is 10140 Linn Station Road, Louisville, Kentucky 40223.

                                   ARTICLE V

                      Registered Office; Registered Agent

                  The street address of the registered office of the Corporation is 10140 Linn Station Road, Louisville (Jefferson County), Kentucky 40223, and the name of the registered agent at such office is Ronald G. Geary.

                                   ARTICLE VI

                               Authorized Shares

                  The total number of shares which the Corporation shall have the authority to issue is 41,000,000 shares ("Shares"), which shall be divided into two classes as follows:

                         40,000,000 Common Shares; and

                          1,000,000 Preferred Shares.

                  The designations, voting powers and relative rights and preferences of the shares shall be as follows:

                  A. Common Shares.

                  1. Powers, Rights and Preferences. The Common Shares shall be without distinction as to powers, rights and preferences. Except as may be provided by the Board of Directors in a designation of any series of Preferred Shares (in accordance with the provisions of Paragraph B of Article VI) or as otherwise declared by law, the Common Shares shall have the exclusive right to vote for the election of directors and on all other matters in which shareholders are generally entitled to vote. Except with respect to the election of directors (where cumulative voting is required), each of the Common Shares shall have one vote per share (which vote may not be split into fractional votes) on matters on which holders of Common Shares are entitled to vote.

                  2. Dividends. After the requirements with respect to preferential dividends on Preferred Shares (fixed in accordance with the provisions of Paragraph B of Article VI), if any, have been met and after the Corporation has complied with any requirements for setting aside sums as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be established in accordance with the provisions of Paragraph B of Article VI, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

                  3. Distributions on Common Shares. After distribution in full of any preferential amount (as may be fixed in accordance with the provisions of Paragraph B of Article VI) to be distributed to the holders of Preferred Shares, and subject to any further rights of the holders of Preferred Shares to further participate in a liquidation, distribution or sale or assets, dissolution or winding-up of the Corporation, the holders of Common Shares shall be entitled to receive, upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all of its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares held by each.

                  4. Issuance of Common Shares. Common Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  B. Preferred Shares.

                  1. Issuance by Board Resolutions; Series. The Board of Directors of the Corporation shall have authority by resolution to issue from time to time Preferred Shares in one or more series. Each series shall be distinctly designated by number, letter or title. All shares of any one series of Preferred Shares shall be alike in every particular. The powers, preferences and voting, relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  2. Preferences and Rights. Subject to the provisions of subparagraph 3 of this Paragraph B of Article VI, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Shares, the designation, powers, preferences and voting, relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

                           (a) The distinctive designation of, and the number
                  of Preferred Shares which shall constitute the series, which number from time to time may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                           (b) The rate and times at which, and the terms and
                  conditions upon which, dividends on the shares of the series shall be paid, whether the dividends shall be cumulative or non-cumulative, and if cumulative, from what date or dates, and the preferences or relation, if any, of such dividends to the dividends payable on any shares of any other series or class of stock of the Corporation;

                           (c) Whether shares of the series shall be subject to
                  redemption, and if so subject, whether they shall be subject to redemption (i) at the option of the Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and (iii) for a designated amount or for an amount determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series subject to redemption, such other terms and conditions on which the shares of the series may be redeemed;

                           (d) Whether the holders of the shares of the series
                  shall be entitled to the benefit of a sinking fund or redemption or purchase account to be applied to the purchase or redemption of the shares of the series and, if so entitled, the amount of such fund and the terms and conditions relative to the operation thereof;

                           (e) Whether the shares of the series shall be
                  convertible into, or exchangeable for, any Common or other Preferred Shares of the Corporation or any other securities and, if so convertible or exchangeable, whether the conversion or exchange (i) is at the option of the Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) shall be for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and (iii) shall be for a designated amount or at a designated ratio, or for an amount or at a ratio determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series so convertible or exchangeable, such other terms and conditions on which the shares of the series may be converted or exchanged;

                           (f) The rights, if any, of the holders of the shares
                  of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

                           (g) Whether the shares of the series shall have
                  priority over or parity with or be junior to the shares of any other class or series, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series, or (iii) the payment of dividends on, the making of other distributions with respect to, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of any such series as to dividends or other distributions, and the terms of any such restrictions, or any other restrictions with respect to shares of any class or series on parity with or ranking junior to the shares of such series in any respect;

                           (h) Whether and in what circumstances shares of a
                  series shall have voting rights, which voting rights, if any, may be general, special, conditional or limited (and, in the case of special, conditional or limited voting rights, may confer upon holders of such series in certain circumstances the exclusive right to elect a majority of the members of the Board of Directors); and, as to any shares of a series having voting rights, the number of votes each holder shall be entitled to cast per each share of the series and whether holders of the series are entitled to vote separately or together with the holders of one or more other series of Preferred Shares on all or some matters as a separate voting group; and

                           (i) Any other powers, preferences, privileges and
                  relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent now and hereafter permitted by law.

                  3. Issuance of Preferred Shares. Subject to the following provisions of this subparagraph 3, shares of any series of Preferred Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. The relative powers, preferences and rights of each series of Preferred Shares in relation to the powers, preferences and rights of each other series of Preferred Shares shall be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Paragraph B of Article VI. Except as otherwise declared by law, the consent by class or series vote or otherwise of the holders of such of the series of the Preferred Shares as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Shares, whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Shares that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Shares."

         3. The foregoing Amendment required shareholder approval, which approval was given by the affirmative vote of holders of ________ Common Shares (or _______%) of the Corporation's shares outstanding and entitled to vote on the Amendment, which constitutes sufficient approval of the Amendment under the Corporation's Amended and Restated Articles of Incorporation.

         4. All other Articles set forth in those Amended and Restated Articles of Incorporation filed with the Secretary of State of the Commonwealth of Kentucky on December 21, 1992, are true and accurate and are not modified by these Articles of Amendment to Amended and Restated Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of
Amendment on behalf of the Corporation this      day of            , 1997.
                                            ----        -----------

                                        RES-CARE, INC.

                                      By:
                                          -----------------------------------
                                           Ronald G. Geary
                                           President and Chief Executive Officer


This instrument prepared by:


----------------------------------
Gary R. Weitkamp, Esq.
REED WEITKAMP SCHELL COX & VICE
2400 Citizens Plaza
Louisville, Kentucky 40202
(502) 589-1000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 RES-CARE, INC.
                             10140 Linn Station Road
                           Louisville, Kentucky 40223
                      PROXY-ANNUAL MEETING OF SHAREHOLDERS

    The undersigned, a shareholder of RES-CARE, INC., a Kentucky corporation (the "Company"), hereby appoints RONALD G. GEARY and E. HALSEY SANDFORD and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the Grand Ballroom East of the Seelbach Hotel, 500 4th Avenue, Louisville, Kentucky, on Tuesday, May 13, 1996 at 11:00 a.m. (E.D.T.), and at any adjournment thereof.

    The undersigned hereby instructs amid proxies or their substitutes:

1.      ELECTION OF DIRECTORS:

        Seymour L. Bryson, James R. Fornear, Ronald G. Geary, W. Bruce  Lunsford, Spiro B. Mitsos and E. Halsey Sandford

        [ ]  Vote FOR all nominees listed above                          [ ]   WITHHOLD AUTHORITY
             (except those listed below)                                       to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.

2.     PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK TO
       40,000,000.

         [ ]    FOR                              [ ]    AGAINST                       [ ]    ABSTAIN

3.     PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING
       DECEMBER 31, 1997.

         [ ]    FOR                              [ ]    AGAINST                       [ ]    ABSTAIN

This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HERETOBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Meeting.

     The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 22, 1997, and a copy of the Company's Annual Report for the period ended December 31, 1996.


                         PLEASE SIGN EXACTLY AS SHARES ARE REGISTERED. IF SHARES ARE HELD BY JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH SIGNING. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                         ----------------------------------------------------
                         Signature                                 Date


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                         Signature, if held jointly                Date